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                                                                   EXHIBIT 10.22



                                                        COOL SPRINGS BRANCH SITE

                          REAL ESTATE PURCHASE CONTRACT

                               DESCRIPTION OF LAND

         THIS REAL ESTATE PURCHASE CONTRACT (the "Agreement") is made and entered into as of the date of the last signature of Seller or Purchaser, as hereinafter defined, by and between W. Brian Reames as Authorized Agent for J. Bryan Echols, Trustee, under that certain Trust Agreement effective as of August 1, 1997 with Highwoods/Forsyth Limited Partnership as beneficiary, as assigned to Highwoods/Tennessee Holdings, L.P. by Assignment of Beneficial Interest in Trust dated as of August 1, 1997, with principal offices at 2120 West End Avenue, Suite 100, Nashville, Tennessee 37203 (hereinafter referred to as "Seller") and Pinnacle Financial Partners, Inc., a Tennessee Corporation with principal offices at 211 Commerce Street, Suite 300, Nashville, Tennessee. 37201 (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         For and in consideration of Ten Dollars ($10.00), the agreements made herein, and other good and valuable considerations, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Property. Seller hereby agrees to sell and Purchaser hereby agrees to purchase, upon and subject to the terms and conditions herein set forth, that certain unimproved tract or parcel of land consisting of approximately 1.55 acres, more or less, situated in Williamson County, Tennessee, and more particularly described as Lot 663 on that Plat of Cool Springs East Subdivision, Section 16 - Revision 1, of record at Plat Book 27, page 13A-13D (the "Property"), together with all rights, hereditaments and appurtenances thereto,

         2. Earnest Money. Within three (3) business days of the mutual execution of this Agreement (the "Effective Date"), Purchaser shall deposit the sum of $25,000 as earnest money (the "Earnest Money") into an escrow account with HPI Title Agency, LLC, an agent of Chicago Title Insurance Company at its main offices at Nashville, Tennessee (hereinafter "Title Company"). The Earnest Money shall be non-refundable and shall be credited against the Purchase Price at Closing or paid to Seller upon the earlier termination of this Agreement, except in those events expressly and specifically stated and provided for herein. The Earnest Money shall be held in an interest-bearing account and paid over by the Title Company in accordance with the terms and provisions of this Agreement. All interest earned on the Earnest Money shall become part of and be disbursed with the Earnest Money. In the event Purchaser does not deposit the Earnest Money with Title Company within three (3) business days of the mutual execution of this Agreement, then this Agreement shall automatically terminate and be of no further force and effect. The taxpayer identification number of Purchaser is .

         3. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be $876,447.00. The Purchase Price shall be paid by Purchaser to Seller at Closing by crediting toward the total Purchase Price the amounts paid as Earnest Money hereunder and adjustment for prorations as required herein and making payment of the balance in cash.

         4. Closing. The closing of the purchase and sale (the "Closing") shall be held at the offices of Pinnacle Financial Partners, Inc. in Nashville, Tennessee, on a date which is on or before fifteen (15) days after the end of the Inspection Period, as hereinafter defined (the "Closing Date") unless otherwise mutually agreed by the parties hereto. The Closing Date shall be designated by Purchaser upon written notice given to Seller not less than five
(5) business days prior to the Closing. At Closing, Title Company shall deliver to Purchaser a marked title commitment or a pro forma title policy.


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         5.       Obligations of Seller at Closing. At Closing, Seller shall satisfy and perform the following:

                  a. deliver to Purchaser, or Purchaser's designee, a special warranty deed conveying to Purchaser or its designee title in fee simple to the Property subject to the Permitted Exceptions (as defined in Paragraph 9, below);

                  b. within a reasonable period after Closing, deliver to Purchaser the Title Policy as provided for in Paragraph 9, below, free and clear of all exceptions (including the standard printed exceptions) except for the Permitted Exceptions;

                  c. deliver to Purchaser a certificate stating that Seller is not a "foreign person", as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended;

                  d. make, execute and deliver, or obtain and deliver, all such affidavits, deeds, certificates, and other instruments and documents, and shall do or cause to be done all such acts or things which the Title Company issuing the Title Policy may reasonably request and require in order to remove the standard printed exceptions for mechanics and materialmen's liens and rights of parties in possession from the Title Policy;

                  e. pay all costs and expenses for the Title Policy (except as provided in paragraph 9), Survey, real estate commissions as provided in Paragraph 12 below, fees and expenses of Seller's attorney, and all other costs incurred by Seller or required to be paid by Seller pursuant to any other provision of this Agreement; and

                  f.       surrender possession of the Property to Purchaser.

         6. Obligations of Purchaser at Closing. At Closing, Purchaser shall satisfy and perform the following:

                  a. deliver to Seller the balance of the Purchase Price after deduction of the Earnest Money and adjustment for prorations as required herein by a certified or cashier's check drawn on a national bank or by wire delivery of funds to an account specified by Seller through the Federal Reserve System; and

                  b. pay fees and expenses of Purchaser's attorneys, transfer taxes and recording fees for the recording of the deed, the costs of any environmental report or other inspections of the Property, if any made by Purchaser, the cost of any additional endorsements to the Title Policy required by Purchaser, any mortgagee policy required by Purchaser's lender, and all other costs and expenses incurred by Purchaser or required to be paid by Purchaser pursuant to any other provision of this Agreement.

         7. Prorations. Purchaser and Seller shall prorate and apportion, as of the Closing Date, real property ad valorem taxes and all other taxes and assessments levied or imposed upon, or assessed against, the Property for the year in which Closing occurs. If the amount of such taxes is undetermined on the Closing Date, the proration shall be based upon estimated taxes computed by multiplying the most recent applicable assessment by the most recent applicable tax rate. In the event the actual amount of such tax differs from any estimated amounts upon which the proportion is based pursuant to this paragraph, Seller and Purchaser shall adjust the proration based upon the actual amount of such taxes promptly upon receipt of the tax bills. Purchaser shall be responsible for any reassessment of the Property or increase in tax made after Closing, applicable to any period of time prior to Closing, that are the result of any improvements made to the Property by Purchaser after Closing. Any rollback taxes will be the responsibility of Seller. The provisions of this paragraph shall survive the closing.

         8.       Property Inspection-Due Diligence.


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                  a.       Purchaser shall have ninety (90) days after the
Effective Date to conduct due diligence inspections, as hereinafter described (the "Inspection Period"). Upon mutual execution of this Agreement, Purchaser, Purchaser's agents, employees and independent contractors shall have the right to come onto the Property for the purpose of making any inspections, examinations, tests or studies (including soil borings and other invasive tests) relating to Purchaser's intended use of the Property. Any report, inspection, examination, test or study shall not interfere with Seller's use of the Property and shall not violate any law or regulation of any governmental entity having jurisdiction over the Property. Upon the completion of any inspection, examination, test or study, if any, Purchaser shall restore the Property to its former condition. Purchaser agrees to indemnify, defend and hold Seller harmless from any and all loss and expense (including, without limitation, attorney's fees) resulting from claims and damages (including, but not limited to, injury to, or death of persons, loss or damage to property, the performance of any labor or services for the Purchaser, or the release, escape, discharge, emission, spillage, seepage or leakage by Purchaser on or from the Property of any hazardous substance or any other violation by Purchaser of any environmental law) caused by, arising out of, or incurred in connection with the exercise by Purchaser of Purchaser's rights under this Paragraph 8. Any provision of this Agreement to the contrary notwithstanding, the indemnification obligation of Purchaser under this Paragraph 8 shall survive the closing or any earlier termination of this Agreement.

                  b. Within five (5) business days after the Effective Date, Seller shall make available to Purchaser, its agents and attorneys, for inspection, review and copy, the most current title insurance policy issued to Seller with respect to the Property, the most current surveys and/or recorded subdivision plats with respect to the Property, any environmental, soil, substrata, landscape, utility and other reports or studies made with respect to the Property, any and all zoning information related to the Property, and such other information and documentation with respect to the Property as Purchaser shall reasonably request (other than appraisals) that Seller has in its possession and the disclosure of which is not limited by the terms of such document; provided, however, that the furnishing to Purchaser of such information or documentation shall in no way be construed as a representation, warranty or covenant by Seller as to the accuracy, validity, completeness, or suitability thereof.

         9.       Title Insurance and Survey; Objections.

                  a. Survey. On or before thirty (30) days after the Effective Date Seller shall obtain, at Seller's expense, a current ALTA-ASCM Land Title Survey of the Property, in accordance with the Minimum Standard Detail Requirements jointly established and adopted by ALTA and ASCM in 1999, accompanied by a certificate, in full ALTA-ASCM form of a qualified and reputable surveyor acceptable to Purchaser and registered under the laws of the State of Tennessee (the "Survey"). The Survey shall contain such surveyor's certifications as would be customarily shown on a survey of unimproved real property in Nashville, Tennessee addressed and certified to Seller, Purchaser, the Title Company, and Purchaser's lender, if any, and their successors and assigns. Such Survey shall certify to the nearest 1/100th of an acre the number of acres included in the Property and shall show, locate, include, and/or identify: the boundaries of the Property and all corners; a legal description of the Property; the location of all streets, highways, alleys and public ways crossing or abutting said Property; all dominant and servient easements (identified by recording information); all building setback, height, and floor space area restrictions (per plats. Restrictive covenants or zoning ordinances and regulations only); and all buildings and structures as are situated thereon as of said date, if any. The Survey shall further certify that no adjoining structure encroaches upon the Property or upon any dominant easement appurtenant thereto; that as of said date there were no visible encroachments, overlaps, overhangs, easements, improvements, utility lines or rights-of-way on, above or below the ground, except as shown on the survey plat; and shall certify whether or not the Property or any part thereof lies within the boundaries of a local, state or federal flood plain designation. The Survey shall establish the total square footage located within the Property, the location of all easements and encroachments and the area of the Property located within any flood hazard area, and shall certify that all separate parcels comprising the Property, if any, are contiguous and that the Property contains no gaps, strips or zones between said parcels. The Survey shall be sufficient in form and content to remove the standard printed survey exception from the Title Policy to be issued to Purchaser hereunder. The Seller will comply with the reasonable requirements of Purchaser's lender, if any, regarding the Survey; provided, however, that the Purchaser shall be responsible and pay for any additional cost and expense associated


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therewith. The Property will be conveyed according to the current legal description of the Property in any vesting deed in favor of Seller, however the Survey may be used as the basis for the preparation of the legal description of the Property in a quitclaim deed to be delivered by Seller to Purchaser at closing at Purchaser's option.

                  b. Title Insurance. On or before fifteen (15) days after the Effective Date or as soon as possible thereafter, Seller shall deliver to Purchaser, at Seller's expense, a title insurance commitment and subsequent owner's policy issued by the Title Company (the "Commitment"), together with copies of all documents evidencing any exception referenced therein. The Commitment shall be for an ALTA Owner's Policy (10-17-92) in the full amount of the Purchase Price naming Purchaser, or its designee, as insured and committing to insure the title to the Property and shall provide for simultaneous issue of a mortgage title policy at the standard simultaneous issue rate up to the amount of the Purchase Price which Purchaser, at its cost, may provide for its lender (if any). The Commitment shall provide that the title policy (the "Title Policy"), when issued, shall have all standard printed exceptions removed and shall not include any exceptions other than for the Permitted Exceptions as defined below. Unless otherwise agreed to by Seller, any endorsements shall be the sole cost, expense and responsibility of Purchaser. Seller shall deliver at closing all corporate resolutions, incumbency certificates or other documentation required by the Title Company to issue the Title Policy as herein contemplated.

         For the purposes of this Agreement, the term "Permitted Exceptions" shall mean: (i) current taxes not yet due and payable; and (ii) such other matters as may be reasonably acceptable to, or waived or approved in writing by, Purchaser, including without limitation those accepted in accordance with Subparagraph 9(c) below.

                  c. Objections to Title and Survey. Purchaser shall have ten (10) business days from the date of receipt of the last of each of the Survey and the Commitment in which to examine the title to the Property, review the Survey and any other supporting documents and give Seller written notice of any objections with respect to any matters shown on or by the Survey or the Commitment which do not constitute Permitted Exceptions. If Purchaser does not provide such written notice of any title objections within such time period, then the state of title of the Property as shown by the Survey and the Commitment shall be deemed to be acceptable to Purchaser and all exceptions identified on the Commitment shall be deemed Permitted Exceptions.

         Upon receipt of notice of any such objections, except for liens which can be satisfied at Closing from the proceeds of the Purchase Price to be received by Seller, the Seller shall have ten (10) days after receipt of such notice to satisfy or cure such objections. If Seller fails or declines to satisfy the same within such period, the Purchaser, at Purchaser's option as evidenced by written notice to Seller, may elect to (i) terminate this Agreement in which event the Earnest Money shall be refunded to Purchaser, any further obligations of the parties (except Purchaser's indemnification obligations under Paragraph 8) shall expire, and this Agreement shall become null and void, or
(ii) waive in writing any such objections and close the purchase of the Property subject to such objections in which event any such objections shall thereafter constitute a Permitted Exception under this Agreement. In the event that this Agreement is terminated for any of the reasons set forth in this Paragraph 9, the failure of the sale to close shall not constitute an act of default on the part of either Purchaser or Seller.

         10. Environmental Report; Objections. During the Inspection Period, Purchaser may, at Purchaser's sole cost and expense, obtain a current Phase I Environmental Site Assessment of the Property (the "Phase I Report"). Within ten (10) business days from the date of receipt of the Phase I Report, but no later than the end of the Inspection Period, Purchaser shall review the same and give Seller written notice of any objections with respect to any matters shown on or by the Phase I Report which, in Purchaser's reasonable opinion, constitute an adverse environmental condition or would have a material adverse effect on the marketability of the Property. If Purchaser does not provide such written notice of any environmental objections within such time period, then the environmental condition of the Property as shown by the Phase I Report shall be deemed to be acceptable to Purchaser. Seller shall have ten (10) days after receipt of such notice to satisfy or cure such objections. If Seller fails or declines to satisfy the same within such period, the Purchaser, at Purchaser's option as evidenced by written notice to Seller, may elect


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to (i) terminate this Agreement in which event the Earnest Money shall be refunded to Purchaser, any further obligations of the parties (except Purchaser's indemnification obligation under Paragraph 8) shall expire, and this Agreement shall become null and void, or (ii) waive in writing any such objections in which event any such objections shall thereafter be deemed to be acceptable to Purchaser. In the event that this Agreement is terminated for any reasons set forth in this Paragraph 10 the failure of this transaction to close shall not constitute an act of default of either Purchaser or Seller.

         11. Soils and Engineering Report. During the Inspection Period, Purchaser may, at Purchaser's sole cost and expense, conduct such soils, engineering and site investigations as Purchaser deems appropriate to determine if surface or surface conditions exist at the Property that would have a material adverse effect on the development or marketability of the Property. If Purchaser determines, in its reasonable opinion, that such conditions exist, Purchaser may elect, prior to the end of the Inspection Period, to terminate this Agreement by providing written notice thereof to Seller, in which event the Earnest Money shall be refunded to Purchaser, any further obligations of the parties (except Purchaser's indemnification obligation under Paragraph 8) shall expire, and this Agreement shall become null and void. In the event that this Agreement is terminated for any reasons set forth in this Paragraph 11, the failure of this transaction to close shall not constitute an act of default of either Purchaser of Seller.

         12. Commissions. Seller and Purchaser warrant and represent to each other that they have not employed or dealt with any real estate agent or broker other than Eakin Partners, LLC and Kroeger Real Estate relative to the sale and purchase of the Property, and each party hereby agrees to indemnify and hold harmless the other from and against any liability (including costs and reasonable attorneys fees) incurred in the defense thereof to any other agents or brokers with whom such party may have dealt except for the agents specifically named herein. No commission shall be paid if the sale hereunder does not close for any reason whatsoever. Each agent shall receive a commission of 3% of the sales price at closing paid by the Seller.

         13. Representations and Warranties and Covenants of Seller; Property Sold "As-Is". Seller warrants and represents and covenants the following to Purchaser:

                  a. Seller has good and indefeasible fee simple title to the Property, subject to the matters to be shown on the Commitment and has the full and complete right, power and authority to enter into this Agreement and to convey the Property to Purchaser in accordance with the terms and conditions of this Agreement;

                  b. There are no actions, suits or proceedings pending or threatened against, by or affecting Seller which question the validity of this Agreement or of any action to be taken by Seller pursuant to or in connection with this Agreement or otherwise affect the Property, in any court or before any governmental agency, domestic or foreign, and Seller has not received written notice thereof;

                  c. Seller is duly organized and validly existing under the laws of the State of Tennessee. All proceedings required to be taken on the part of Seller to authorize Seller to enter into and carry out this Agreement, and to convey, assign, transfer and deliver the Property, have been duly and validly taken in compliance with the operating agreement of Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

                  d. Seller has the authority to convey the Property to Purchaser without the joinder of any other person or entity;

                  e. On the Closing Date, Seller will not be indebted to any contractor, laborer, mechanic, materialman, architect or engineer for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Property for which any person could claim a lien against the Property.

                  f. To the best of Seller's knowledge, no portion of the Property is now used, or has been used, as a garbage or refuse dump site, a landfill, a waste disposal facility, a transfer station or any


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other type of facility for the storage, processing, treatment or temporary or permanent disposal of waste materials of any kind; there is no portion of the Property upon which any hazardous substances or wastes have been, or are being, used, generated, stored, disposed of, released or found (the term hazardous substances or waste meaning any substance identified as such in any federal, state or other statute, ordinance, rule, regulation or other governmental requirement which by its terms pertains to hazardous substances or waste, including, without limitation, asbestos and petroleum); and there are no underground storage tanks of any kind or nature located on the Property; and

                  g. To the best of Seller's knowledge, the Property is not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any applicable laws pertaining to health or the environment or hazardous substances as such are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") as codified at 42 U.S.C.ss. 9601 et seq. (1982) and the Hazardous Waste Management Act as codified at T.C.A.ss. 68-46-101 et seq. (herein sometimes collectively called "Applicable Environmental Laws").

                  h. To Seller's knowledge, Seller has not received written notice of any pending condemnation or eminent domain proceedings affecting the Property or any part thereof.

                  i. To Seller's knowledge, the Property is not in violation of any applicable federal, state or local statute, law, or regulation, including but not limited to zoning laws and Seller has not received written notice thereof.

         Except as otherwise expressly set forth in this Agreement, the Property shall be sold and conveyed by Seller and accepted by Purchaser in "as is" condition without any warranty or representation whatsoever on the part of Seller, express or implied, as to its condition, classification, past or present use, or merchantability, fitness or suitability for any particular purpose, use, design, construction or development, including without limitation any warranty or representation as to surface or subsurface condition, zoning, or the sufficiency, accessibility and capacity of utilities for Purchaser's intended use of the Property, it being agreed that all such risks are to be borne by Purchaser and that Purchaser is relying solely on its own inspection and investigation of the Property with respect thereto and not on any statement, representation or warranty made by Seller or anyone acting or claiming to act on behalf of Seller.

         Each representation and warranty of Seller contained in this Agreement shall be true and accurate as of the date hereof and shall be deemed to have been made again at and as of Closing and shall be then true and accurate.

         14. Representations and Warranties of Purchaser. Purchaser warrants and represents the following to Seller:

                  a. Purchaser has the full and complete right, power and authority to purchase the Property in accordance with the terms and conditions of this Agreement.

                  b. There are no actions, suits or proceedings pending or threatened against, by or affecting Purchaser which question the validity of this Agreement or of any action by Purchaser pursuant to or in connection with this Agreement in any court or before any governmental agency, domestic or foreign.

                  c. Purchaser is duly organized and validly existing under the laws of the State of Tennessee. All proceedings required to be taken on the part of Purchaser to authorize Purchaser to enter into and carry out this Agreement and to purchase the Property have been duly and validly taken in compliance with the operating agreement of Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         Each representation and warranty of Purchaser contained in this Agreement shall be true and accurate as of the date hereof and shall be deemed to have been made again at and as of Closing and shall then be true and accurate in all material respects.


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         15.      Damage and Condemnation. Seller shall notify Purchaser
promptly upon the occurrence of any damage, destruction, taking or threat of taking affecting the Property. In the event of any damage to or destruction of the Property, or any portion thereof, or in the event of any taking or threat of taking of the Property, or any portion thereof, by exercise of the power of eminent domain, Purchaser may elect to: (i) terminate this Agreement by giving notice thereof to Seller, whereupon the Earnest Money shall be promptly refunded to Purchaser, this Agreement shall become null and void and the parties shall be relieved of and released from any and all further rights, duties, obligations and liabilities hereunder or (ii) consummate the purchase of the Property, whereupon at Closing Seller shall pay to Purchaser all insurance proceeds then received by Seller and all condemnation awards and other payments in connection with the exercise of the power of eminent domain then received by Seller, and in addition Seller shall transfer and assign to Purchaser all rights of Seller with respect to payments by or from and with respect to recovery against any party whomsoever for damages or compensation on account of such damage, destruction, taking or threat of taking, and Purchaser shall also receive a credit against the Purchase Price in an amount equal to the deductible amount of the insurance. Seller shall provide Purchaser with all information regarding any such damage, destruction, taking or threat of taking available to Seller and necessary or useful to Purchaser in making, on a fully informed basis, the election between such alternatives. Seller shall transfer to Purchaser any and all payments received by Seller after Closing by or from and with respect to recovery against any party whomsoever for damages or compensation on account of such damage destruction, or taking.

         16. Default by Purchaser; Seller's Remedies. If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to default or breach on the part of Purchaser, Seller, at its election, may (i) terminate this Agreement by written notice to Purchaser, whereupon the Earnest Money deposited by Purchaser hereunder shall be paid to Seller as full and complete liquidated damages for the default of Purchaser, or (ii) avail itself of the remedy of specific performance of this Agreement. The payment of the Earnest Money to Seller is not intended as a penalty, but as full and complete liquidated damages to compensate Seller for any and all damages suffered by reason of the default by Purchaser. However if the Purchaser decides not to close for any reason and gives timely written notice to the Seller prior to the end of the Inspection Period, then the Earnest Money shall be refunded to the Purchaser and this Agreement shall be terminated.

         17. Default by Seller; Purchaser's Remedies. If Seller fails to satisfy a condition for Closing which it is obligated to perform or is otherwise in default or breach under this Agreement, and, as a result, the sale contemplated hereby does not close within the time specified herein, Purchaser, at its election, may (i) avail itself of the remedy of specific performance, or
(ii) terminate this Agreement by written notice to Seller, whereupon, the Earnest Money shall be refunded to Purchaser and Purchaser may seek monetary damages for such default in the amount of its out-of-pocket expenditures including attorneys' fees actually incurred by Purchaser.

         18. Assignment. Purchaser may assign or transfer this Agreement, or any interest of Purchaser hereunder, provided that such assignee shall execute an agreement, in form and substance satisfactory to Seller pursuant to which such assignee assumes all of the duties and obligations of the Purchaser hereunder and further provided that any such assignment shall not relieve Purchaser of Purchaser's liability for the performance of its duties and obligations hereunder. Any assignment or purported assignment of this Agreement by Purchaser in violation of the terms of this Paragraph 18 shall constitute a default hereunder and, upon the occurrence thereof, Seller, at its option, may terminate this Agreement upon notice to Purchaser.

         19. Successors and Assigns. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties and their respective legal representatives, successors and permitted assigns.

         20. Notices. Any notice, request, demand, tender or other communication under this Agreement shall be in writing, and shall be deemed to have been duly given at the time and on the date when personally delivered, upon being delivered to a nationally recognized commercial courier for next


                                     Page 44
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day delivery, to the address for each party set forth below, upon delivery if deposited in the United Stated Mail, Certified Mail, Return Receipt Requested, with all postage prepaid, to the address for each party set forth above or when transmitted by facsimile to the telecopy number for each party set forth below. The time period in which a response must be made, or action taken, by a party receiving such communication shall commence on the date of actual receipt by such party. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of such communication. By giving prior notice to all other parties, any party may designate a different address for receiving notices.


Notices to Purchaser shall be sent to:       Mr. John Eakin
                                             Eakin Properties
                                             5141 Virginia Way, Suite 200
                                             Brentwood, Tennessee 37027
                                             Facsimile No. (615) 250-1805

                                             With copy to:
                                             Mr. Hugh Queener
                                             211 Commerce Street, Suite 300
                                             Nashville, Tennessee 37201
                                             Facsimile No. (615) 744-3844



                                             With copy to:
                                             John Brittingham, Esq.
                                             315 Deaderick Street, Suite 1800
                                             Nashville, Tennessee 37238
                                             Facsimile No. (615) 251-1059



                                             Highwoods/Tennessee Holdings, L.P.
Notices to Seller shall be sent to:          Attn: Mr. Brian Reames
                                             2120 West End Avenue, Suite 100
                                             Nashville, Tennessee  37203
                                             Facsimile No. (615) 320-5607

With a copy to:                              J. Bryan Echols, Esq.
                                             Stites & Harbison PLLC
                                             424 Church Street, Suite 1800
                                             Nashville, Tennessee 37219
                                             Facsimile No. (615) 782-2371

         21. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee.

         22. Time of Essence. Time shall be of the essence in the performance of the terms and conditions of this Agreement. In the event any time period specified in this Agreement expires on a Saturday, Sunday or bank holiday on which national banks in Nashville, Tennessee are closed for business, then the time period shall be extended so as to expire on the next business day immediately succeeding such Saturday, Sunday or bank holiday.

         23. Captions. All captions, headings, paragraph and subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement. All references to


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 particular paragraphs and subparagraphs by number refer to the paragraph or subparagraph so numbered in this Agreement.

         24. Entire Agreement. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the purchase and sale of the Property. This Agreement contains the sole and entire understanding between Seller and Purchaser with respect to the transactions contemplated by this Agreement, and all promises, inducements, offers, solicitations, agreements, representations and warranties heretofore made between the parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written agreement executed by or on behalf of the parties to this Agreement in the same manner as this Agreement is executed.

         25. Survival of Provisions. All of the warranties, representations, agreements and covenants of the Seller and Purchaser provided for in this Agreement shall survive the Closing for a period of two (2) years after the Closing. The indemnification provisions of this Agreement shall survive both the Closing or any termination of this Agreement for a period of two (2) years after the earlier of the Closing or any such termination.

         26. Number and Gender. As used in this Agreement, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction.

         27. Attorney's Fees. In the event of any litigation arising out of this Agreement, the party prevailing in obtaining the relief sought, in addition to all other sums that it may be entitled to recover, shall be entitled to recover from the other party its reasonable attorney's fees and expenses incurred as a result of such litigation as the court may direct.

         28. Further Assurances. Seller and Purchaser each agree to do such other and further acts and things, and to execute and deliver such other and further instruments and documents (not creating any obligations, or imposing any expenses, in addition to those otherwise created or imposed by this Agreement), as either may reasonably request from time to time, whether before, on, or after the Closing, in furtherance of the expressed provisions of this Agreement. The provisions of this Paragraph shall survive the Closing.

         29. Purchaser's Participation Rights. If Purchaser does not terminate this Agreement within the Inspection Period, Seller shall not enter into any settlement of any condemnation proceeding or eminent domain award without the prior written consent of Purchaser, not to be unreasonably withheld and, in respect of Purchaser's equitable interest hereunder, Purchaser shall be entitled to participate in any and all condemnation, planning, and zoning matters affecting the Property prior to Closing, in the discretion of Purchaser.

         30. Use of Property and Seller's Approval Rights. In addition to any restrictions on use in any existing matter of record, use of the Property shall be restricted to a branch banking office or other financial institution. Furthermore, in addition to any rights of approval in any existing matter of record, Seller shall have the right to approve the site plan and exterior materials for the improvements to be constructed by Purchaser or its successors or assigns on the Property, which approval shall not be unreasonably withheld or delayed. Seller acknowledges that the exterior appearance of Purchaser's other existing branch banking locations is acceptable. These restrictions on use of the Property and right of approval shall be provided in the special warranty deed conveying the Property from Seller to Purchaser and shall constitute a Permitted Exception.

         31. Seller's Like-Kind Exchange. In the event Seller determines on or before the Closing Date to transfer the Property in accordance with this Agreement and in a manner that qualifies for the deferral of recognition of gain related to the exchange of the Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder ("Seller's Like Kind Exchange"), Purchaser agrees and covenants to fully cooperate with such transfer. Purchaser agrees and covenants to timely execute any and all documents, and perform any and all tasks, deemed reasonably


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

necessary by Seller to facilitate Seller's Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from any liability incurred solely as a result of Purchaser's participation in Seller's Like Kind Exchange, exclusive of any liability that would otherwise be due and payable by Purchaser as a result of the transactions contemplated by this Agreement. Seller shall reimburse Purchaser for all reasonable costs and expenses, if any, including reasonable attorney's fees, incurred solely with respect to Purchaser's participation in Seller's Like Kind Exchange.

         IN WITNESS WHEREOF, the parties have executed and sealed this Real Estate Purchase Contract, as of the day and year first above written.

                                    PURCHASER:
                                    ---------

                                    Pinnacle Financial Partners, Inc.,
                                    a Tennessee corporation



                                    By:
                                         -----------------------------------
                                    Its:
                                         -----------------------------------
                                    Date of Execution:
                                                       ---------------------


                                    SELLER:
                                    -------



                                    W. Brian Reames as Authorized Agent for J.
                                    Bryan Echols, Trustee, under that certain
                                    Trust Agreement effective as of August 1,
                                    1997 with Highwoods/Forsyth Limited
                                    Partnership as beneficiary, as assigned to Highwoods/Tennessee Holdings, L.P. by Assignment of Beneficial Interest in Trust dated as of August 1, 1997

                                    Date of Execution: _____________________


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